EXHIBIT 10.1(b)
                                                           FORM 10-Q
                                        QUARTER ENDED MARCH 31, 1999



                   SECOND AMENDMENT TO CREDIT AGREEMENT

          THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of
September 30, 1998, amends and supplements the Credit Agreement dated as of September 24, 1997, as amended (as so amended, the "Credit Agreement") among BUCYRUS INTERNATIONAL, INC., a Delaware corporation (the "Company"), the financial institutions party thereto (the "Banks"), THE BANK OF NOVA SCOTIA, as documentation agent, and BANK ONE, WISCONSIN, as agent for the Banks and as letter of credit issuing bank.

                                  RECITAL

          The Company, the Banks, the Documentation Agent and the Agent desire to amend the Credit Agreement as set forth below.

                                AGREEMENTS

          In consideration of the promises and agreements set forth in the Credit Agreement, as amended hereby, the parties agree as follows:

          1. Definitions and References. Capitalized terms not defined herein have the meanings ascribed to them in the Credit Agreement. Upon the execution and delivery of this Second Amendment to Credit Agreement by the Company, the Agent and the Majority Banks, all references to the Credit Agreement set forth in the Loan Documents shall mean the Credit Agreement as amended by this Second Amendment to Credit Agreement.

          2.   Amendments to Credit Agreement.

               (a) The defined term "ABL Trigger Event" in Section 1.01 of the Credit Agreement is deleted.

               (b) Paragraph (b) of the defined term "Borrowing Base Amount" in Section 1.01 of the Credit Agreement is amended by deleting the second proviso (set forth in lines 26 through 32 on page 6 of the Credit Agreement) thereto.

               (c) Clause (5) of the second paragraph of the defined term "Net Proceeds" in Section 1.01 of the Credit Agreement is amended to read as follows:

          (5) the issuance or sale by the Company of capital stock,

               (d) The phrase ", after the occurrence and during the continuance of any ABL Trigger Event," is deleted from clause (e) of the defined term "Qualified Domestic Finished Goods and Raw Materials Inventory," from clause (g) of the defined term "Qualified Domestic Work in Process Inventory," and in clauses (k) and (l) of the defined term "Qualified North American Accounts Receivable" in Section 1.01 of the Credit Agreement.

               (e) The following defined term is inserted, in appropriate alphabetical order, into Section 1.01 of the Credit Agreement.

               "Lease/Sublease Transaction" means the series of related transactions pursuant to which (a) the Company or a Subsidiary sells a product manufactured by the Company or a Subsidiary to a Person (other than an Affiliate), (b) the Company or a Subsidiary leases that product from such Person and (c) the Company subleases that product to another Person (other than an Affiliate) or enters into an agreement under which the Company or a Subsidiary will operate the product for the benefit of such other Person.

               (f) Section 1.03(c) of the Credit Agreement is created to read as follows:

               (c) Any gain or loss realized by the Company and its Subsidiaries under GAAP as a result of the repayment in cash by a Subsidiary of Indebtedness owed to the Company incurred in connection with the Marion Acquisition shall be disregarded for purposes of determining compliance by the Company with the financial covenants set forth in Section 8.16 of the Credit Agreement and for purposes of computing the Applicable Margin.

               (g) Subsection 2.03(d) and 2.04(f) of the Credit Agreement one each amended by deleting the word "four" and replacing it with "ten".

               (h)   Section 2.16 of the Credit Agreement is deleted.

               (i) Section 8.01 of the Credit Agreement is amended by deleting the word "and" at the end of subsection 8.01(o) and inserting the following at the end of subsection 8.01(p):

     ; and

          (q) Liens in the sublease, the subleased equipment and the sublease receivables arising pursuant to a Lease/Sublease Transaction permitted under subsection 8.10(d);

               (j) Subsection 8.02(a) of the Credit Agreement is amended to read as follows:

          (a) dispositions of inventory in the ordinary course of business or pursuant to a Lease/Sublease Transaction permitted under subsection 8.10(d)

               (k) Section 8.05 of the Credit Agreement is amended by deleting the word "and" at the end of subsection 8.05(h) and by inserting the following at the end of subsection 8.05(i):

     ; and

          (j) Indebtedness incurred in connection with Lease/Sublease Transactions permitted under subsection 8.10(d)

               (l) Subsection 8.10(b) of the Credit Agreement is amended to read as follows:

          (b) operating leases (other than Lease/Sublease Transactions) entered into by the Company or any Subsidiary after the Closing Date in the ordinary course of business; provided that the aggregate annual rental payments by the Company and its Subsidiaries pursuant to operating leases (including operating leases permitted under clause (a) but excluding Lease/Sublease Transactions) shall not exceed $8,000,000 during any fiscal year;

               (m) Section 8.10 of the Credit Agreement is amended by inserting the following at the end of subsection 8.10(c):

     ; and

           (d) obligations arising in connection with Lease/Sublease Transactions, provided that (i) the aggregate amount of scheduled rental payments required to be made by the Company or a Subsidiary as lessee under Lease/Sublease Transactions shall not exceed $30,000,000 at any time and (ii) the amount by which [a] the aggregate amount of scheduled rental payments required to by made by the Company or a Subsidiary as lessee under Lease/Sublease Transactions exceeds [b] the aggregate amount of rental or other payments scheduled to be received by the Company or a Subsidiary under "Qualified Subleases", shall not exceed $10,000,000 at any time. For purposes of this subsection 8.10(d), a "Qualified Sublease" is a sublease to a Person (other than an Affiliate), or an agreement with a Person (other than Affiliate) under which the product will be operated by the Company or a Subsidiary for the benefit of such Person, which (1) has a term not exceeding 10 years and (2) for purposes of establishing the minimum rental or other payment due, has an assumed residual value (expressed as a percentage of the product cost) not greater than 40% at any time during the first five years, 35% at any time during the sixth year, 30% at any time during the seventh year, 25% at any time during the eighth year, 20% at any time during the ninth year and 15% at any time during the tenth year.

               (n) Subsection 8.15(a) of the Credit Agreement is amended by deleting the phrase "no ABL Trigger Event has occurred and is continuing and".

               (o) Subsections 8.16(a), (b) and (c) of the Credit Agreement are amended to read as follows:

          (a) Adjusted Funded Debt to EBITDA Ratio. The Company shall not permit the Adjusted Funded Debt to EBITDA Ratio, as of the end of any fiscal quarter, to exceed the applicable ratio set forth in the following table:


               Fiscal Quarters
               Ending During                 Ratio

                  1998                       6.3:1.0
                  1999                       6.0:1.0
                  2000 and thereafter        5.7:1.0

          (b) Fixed Charge Coverage Ratio. The Company shall not permit the Fixed Charge Coverage Ratio, as of the end of any fiscal quarter, to be less than the applicable ratio set forth in the following table:

               Fiscal Quarters
               Ending During                 Ratio

                  1998                       1.4:1.0
                  1999                       1.5:1.0
                  2000 and thereafter        1.6:1.0

          (c) Interest Coverage Ratio. The Company shall not permit the Interest Coverage Ratio, as of the end of any fiscal quarter, to be less than the applicable ratio set forth in the following table:

               Fiscal Quarters
               Ending During                 Ratio

                  1998                       1.6:1.0
                  1999                       1.7:1.0
                  2000 and thereafter        1.8:1.0

           3. Representations and Warranties. The Company represents and warrants to the Agent and each Bank that:

               (a) The representations and warranties set forth in Sections 6.02, 6.03 and 6.04 of the Credit Agreement are true and correct in all material respects after giving effect to this Second Amendment to Credit Agreement; and

               (b) No Default or Event of Default exists as of the date of this Second Amendment to Credit Agreement.

          4. Cost and Expenses. The Company agrees to pay all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Agent in connection with this Second Amendment to Credit Agreement.

          5. Full Force and Effect. The Credit Agreement, as amended hereby, remains in full force and effect.

                              BUCYRUS INTERNATIONAL, INC.

                              By /s/ John F. Bosbous
                                  Title: Treasurer

                              BANK ONE, WISCONSIN, as Agent, Issuing
                              Bank and a Bank

                              By /s/ Mark Bruss
                                  Title: Vice President

                              THE BANK OF NOVA SCOTIA, as
                              Documentation Agent and a Bank

                              By /s/ F.C.H. Ashby
                                  Title: Senior Manager Loan Operations

                              FIRSTAR BANK MILWAUKEE, N.A.

                              By /s/ Jeff Janza
                                  Title: Assistant Vice President

                              FLEET CAPITAL CORPORATION

                              By /s/ Audrey A. Pengelly
                                  Title: Senior Vice President

                              LASALLE NATIONAL BANK

                              By /s/ James A. Meyer
                                  Title: First Vice President

                              BANK OF SCOTLAND

                              By /s/ Annie Chin Tat
                                  Title: Senior Vice President